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                                                                 EXHIBIT 23.3


                                October 1, 1996


Board of Directors
Omniquip International, Inc.
369 West Western Avenue
Port Washington, Wisconsin 53074

Gentlemen:

I hereby consent to be named as a director nominee in the Registration Statement on Form S-1 pertaining to the proposed initial public offering of shares of common stock, par value $.01 per share, of Omniquip International, Inc.

                                               Very truly yours,


                                               /s/ Paul W. Jones
                                               Paul W. Jones